UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 15, 2025

COMPASS DIVERSIFIED HOLDINGS
(Exact name of registrant as specified in its charter)

Delaware	001-34927	57-6218917
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

COMPASS GROUP DIVERSIFIED HOLDINGS LLC
(Exact name of registrant as specified in its charter)

Delaware	001-34926	20-3812051
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
301 Riverside Avenue, Second Floor, Westport, CT 06880
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (203) 221-1703

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Shares representing beneficial interests in Compass Diversified Holdings	CODI	New York Stock Exchange
Series A Preferred Shares representing beneficial interests in Compass Diversified Holdings	CODI PR A	New York Stock Exchange
Series B Preferred Shares representing beneficial interests in Compass Diversified Holdings	CODI PR B	New York Stock Exchange
Series C Preferred Shares representing beneficial interests in Compass Diversified Holdings	CODI PR C	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1     Registrant's Business and Operations
Item 1.01    Entry into a Material Definitive Agreement

Amendment of Management Services Agreement
On January 15, 2025, Compass Group Diversified Holdings LLC (the “Company”) and Compass Group Management LLC (the “Manager”) amended the Sixth Amended and Restated Management Services Agreement dated as of September 30, 2014 (the “Existing Agreement”), by entering into a Seventh Amended and Restated Management Services Agreement (the “Amendment”), which restructures the management fee under the Existing Agreement to consist of a base management fee and an incentive management fee. Pursuant to the Amendment, the base management fee will be (i) 2% the Company’s adjusted net assets when the adjusted net assets are less than or equal to $3.5 billion (the “Initial Threshold Fee”), (ii) the Initial Threshold Fee plus 1.25% of the amount of adjusted net assets exceeding $3.5 billion when the adjusted net assets are more than $3.5 billion but less than $10 billion, or (iii) 1.5% of the adjusted net assets when the adjusted net assets are $10 billion or more. The incentive management fee will be 0.25% of the amount of adjusted net assets exceeding $3.5 billion only when the adjusted net assets are more than $3.5 billion but less than $10 billion and only if the Company’s annualized internal rate of return on equity for the trailing three-years, exceeds 12%. Such incentive management fee is subject to approval by the Compensation Committee of the Company’s Board of Directors. The Amendment also eliminates the payment of integration services fee by the Company’s subsidiaries to the Manager and excludes excess cash held by the Company and the Company’s subsidiaries, subject to certain exceptions, from the calculation of the adjusted net assets of the Company, along with certain other changes.
The foregoing description of the Amendment is not meant to be exhaustive and is qualified in its entirety by the document itself, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Amendment of Indentures
In connection with the Amendment, on January 15, 2025, the Company entered (i) a first supplemental indenture to the indenture dated as of March 23, 2021, between the Company and U.S. Bank National Association, as trustee, with respect to the Company’s 5.250% Senior Notes due 2029 (the “First Supplemental Indenture for 2029 Notes”), and (ii) a first supplemental indenture to the indenture dated as of November 17, 2021, between the Company and U.S. Bank National Association, as trustee, with respect to the Company’s 5.000% Senior Notes due 2032 (the “First Supplemental Indenture for 2032 Notes”), to amend the definition of “Management Services Agreement” in each indenture to refer to the Amendment.
The foregoing description of the First Supplemental Indenture for 2029 Notes and the First Supplemental Indenture for 2032 Notes is not meant to be exhaustive and is qualified in its entirety by the documents themselves, copies of which are attached hereto as Exhibits 10.2 and 10.3, respectively, and are incorporated herein by reference.
Section 2     Financial Information
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant

The information contained in and incorporated into “Amendment of Indentures” under Item 1.01 above is hereby incorporated into this Item 2.03 by reference.
Section 9     Financial Statements and Exhibits
Item 9.01    Financial Statements and Exhibits
(d)    Exhibits.

Exhibit Number	Description

10.1
Seventh Amended and Restated Management Services Agreement by and between Compass Group Diversified Holdings LLC and Compass Group Management LLC, dated as of January 15, 2025 and originally effective as of May 16, 2006.

10.2	First Supplemental Indenture, dated as of January 15, 2025, to the Indenture dated as of March 23, 2021, between Compass Group Diversified Holdings LLC and U.S. Bank National Association, as trustee.

10.3
First Supplemental Indenture, dated as of January 15, 2025, to the Indenture dated as of November 17, 2021, between Compass Group Diversified Holdings LLC and U.S. Bank National Association, as trustee.

99.1	Press Release of CODI dated as of January 15, 2025 announcing Amendment of Management Services Agreement.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules and similar attachments have been omitted in reliance on Instruction 4 of Item 1.01 of Form 8-K and Item 601(a)(5) of Regulation S-K. The registrant will provide, on a supplemental basis, a copy of any omitted schedule or attachment to the SEC or its staff upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 15, 2025	COMPASS DIVERSIFIED HOLDINGS

	By:	/s/ Stephen Keller

Stephen Keller
Regular Trustee
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 15, 2025	COMPASS GROUP DIVERSIFIED HOLDINGS LLC

	By:	/s/ Stephen Keller

Stephen Keller
Chief Financial Officer